Exhibit 10.1 (c)

THIS IS A BALLOON MORTGAGE AND THE FINAL PRINCIPAL PAYMENT OR THE PRINCIPAL BALANCE DUE UPON MATURITY IS $1,001,467.00, TOGETHER WITH ACCRUED INTEREST, IF ANY, AND ALL ADVANCEMENTS MADE BY THE MORTGAGEE UNDER THE TERMS OF THIS MORTGAGE.

Prepared by:

Jeffery Bahnsen

Bahnsen Legal Group, PLLC

671 SW Elm Tree Ln

Boca Raton, FL 33486

________________________________(Space Above This Line For Recording Data)_____________________________

MORTGAGE

THIS MORTGAGE (“Security Instrument”), made this 12th day of November, 2021, by Assisted 4 Living Consulting, LLC, a Florida limited liability company formerly known as Trillium Healthcare Consulting, LLC, a Florida limited liability company (“Borrower”).

This Security Instrument is given to Excel Family Partners, LLLP (as to a 60% interest or $601,400) whose address is: 103 Plaza Drive Suite B, St. Clairsville, Ohio 43950; Roger Tichenor (as to a 30% interest or $300,000) whose address is: 19407 Newlane Place, Bradenton, Florida 34202; and Jeffery Bahnsen (as to a 10% interest or $100,067) whose address is: 671 SW Elm Tree Ln Boca Raton, Florida 33486 (collectively referred to as “Lender”).

Borrower owes Lender the principal sum of One Million One Thousand Four Hundred Sixty-Seven and 00/100 Dollars (U.S. $1,001,467.00).

This debt is evidenced by Borrower’s Promissory Note (“Note”) dated the same date as this Security Instrument, which provides for interest only monthly payments, with the full debt, if not paid earlier, due and payable on the earlier of: (a) the closing date of the sale of the property which is the subject of this mortgage; or (b) February 15, 2022.

This Security Instrument secures to Lender: (a) the repayment of the debt evidenced by the Note, with interest, and all renewals, extensions and modifications of the Note; (b) the payment of all other sums, with interest, advanced under paragraph 7 to protect the security of this Security Instrument; and (c) the performance of Borrower’s covenants and agreements under this Security Instrument and the Note. For this purpose, Borrower does hereby mortgage, grant and convey to the Lender the following described property located in Manatee County, Florida:

Lot 1, 64 CENTER EAST, a Commercial Subdivision, according to the plat thereof, as recorded in Plat Book 42, Page 120, of the Public Records of Manatee County, Florida.

Which have the address of 5115 SR 64 E, Bradenton, Florida 34208 (“Property Address”);

TOGETHER with all the improvements now or hereafter erected on the property; all permits, applications, approvals and/or authorizations from governmental agencies, associations or others for the erection of improvements on the property; and all easements, appurtenances and fixtures now or hereafter a part of the property; and,

TOGETHER with all and singular tenements, hereditaments, easements, riparian and littoral rights, and appurtenances thereunto belonging or in any wise appertaining, whether now owned or hereafter acquired by Borrower and including all rights of ingress and egress to and from adjoining property (whether such rights now exist or subsequently arise) together with the reversion or reversions, remainder or remainders, rents, issues and profits thereof; and also all the estate, right, title, interest, homestead, dower, right of dower, elective share, separate estate, property, possession, claim and demand whatsoever of Borrower of, in and to the same and of, in and to every part and parcel thereof.

All of the foregoing is referred to in this Security Instrument as the “Property.”

BORROWER COVENANTS that Borrower is lawfully seized of the estate hereby conveyed and has the right to mortgage, grant and convey the Property and that the Property is unencumbered, except for encumbrances of record. Borrower warrants and will defend generally the title to the Property against all claims and demands, subject to any encumbrances of record.

Borrower and Lender covenant and agree as follows:

1. Payment of Interest Only and Late Charge. Borrower shall pay when due payments of interest only, the debt evidenced by the Note and late charges due under the Note.

2. Monthly Payments of Taxes, Insurance and Other Charges. No Escrow Accounts will be established. Borrower to pay all taxes, insurance and other charges when due.

3. Application of Payments. All payments under paragraphs 1 and 2 shall be applied by Lender as follows:

First, to interest due under the Note;

Second, to late charges due under the Note.

4. Fire, Flood, Hazard and Liability Insurance. Borrower will carry a minimum of $1,000,000.00 Comprehensive General Liability.

Borrower shall insure all improvements on the Property against any hazards, casualties, and contingencies, including fire for a minimum of the cost to replace the structures. All insurance shall be carried with companies approved by Lender. The insurance policies and any renewals shall be held by Lender and shall include loss payable clauses in favor of, and in a form acceptable to, Lender.

In the event of loss, Borrower shall give Lender immediate notice by mail. Lender may make proof of loss if not made promptly by Borrower. Each insurance company concerned is hereby authorized and directed to make payment for such loss directly to Lender, instead of to Borrower and to Lender jointly. All or any part of the insurance proceeds may be applied by Lender, at its option, either (a) to the reduction of the indebtedness under the Note and this Security Instrument, first to any delinquent amounts applied in the order in paragraph 3, and then to prepayment of principal, or (b) to the restoration or repair of the damaged Property. Any application of the proceeds to the principal shall not extend or postpone the due date of the monthly payments which are referred to in paragraph 2, or change the amount of such payments. Any excess insurance proceeds over an amount required to pay all outstanding indebtedness under the Note and this Security Instrument shall be paid to the entity legally entitled thereto.

In the event of foreclosure of this Security Instrument or other transfer of title to the Property that extinguishes the indebtedness, all right, title and interest of Borrower in and to insurance policies in force shall pass to the foreclosure purchaser.

5. Preservation, Maintenance and Protection of the Property. Borrower shall not commit waste or destroy damage or substantially change the Property or allow the Property to deteriorate, reasonable wear and tear excepted. Lender may inspect the Property if the Property is vacant or abandoned or the loan is in default. Lender may take reasonable action to protect and preserve such vacant or abandoned Property. Borrower shall also be in default if Borrower, during the loan application process, gave materially false or inaccurate information or statements to Lender (or failed to provide Lender with any material information) in connection with the loan evidenced by the Note.

6. Condemnation. The proceeds of any award or claim for damages, direct or consequential, in connection with any condem-nation or other taking of any part of the Property, or for conveyance in place of condemnation, are hereby assigned and shall be paid to Lender to the extent of the full amount of the indebtedness that remains unpaid under the Note and this Security Instrument. Lender shall apply such proceeds to the reduction of the indebtedness under the Note and this Security Instrument, first to any delinquent amounts applied in the order provided in paragraph 3, and then to prepayment of principal. Any application of the proceeds to the principal shall not extend or postpone the due date of the monthly payments, which are referred to in paragraph 2, or change the amount of such payments. Any excess proceeds over an amount required to pay all outstanding indebtedness under the Note and this Security Instrument shall be paid to the entity legally entitled thereto.

7. Charges to Borrower and Protection of Lender’s Rights in the Property. Borrower shall pay all governmental or municipal charges, fines and impositions that are not included in paragraph 2. Borrower shall pay these obligations on time directly to the entity which is owed the payment. If failure to pay would adversely affect Lender’s interest in the Property, upon Lender’s request Borrower shall promptly furnish to Lender receipts evidencing these payments.

If Borrower fails to make these payments or the payments required by paragraph 2, or fails to perform any other covenants and agreements contained in this Security Instrument, or there is a legal proceeding that may significantly affect Lender’s rights in the Property (such as a proceeding in bankruptcy, for condemnation or to enforce laws or regulations), then Lender may do and pay whatever is necessary to protect the value of the Property and Lender’s rights in the Property, including payment of taxes, hazard insurance and other items mentioned in paragraph 2.

Any amounts disbursed by Lender under this paragraph shall become additional debt of Borrower and be secured by this Security Instrument. These amounts shall bear interest from the date of disbursement, at the Note rate, and at the option of Lender, shall be immediately due and payable.

Borrower shall promptly discharge any lien which has priority over this Security Instrument unless Borrower: (a) agrees in writing to the payment of the obligation secured by the lien in a manner acceptable to Lender; (b) contests in good faith the lien by, or defends against enforcement of the lien in, legal proceedings which in the Lender’s opinion operate to prevent the enforcement of the lien; or (c) secures from the holder of the lien an agreement satisfactory to Lender subordinating the lien to this Security Instrument. If Lender determines that any part of the Property is subject to a lien which may attain priority over this Security Instrument, Lender may give Borrower a notice identifying the lien. Borrower shall satisfy the lien or take one or more of the actions set forth above within 10 days of the giving of notice.

8. Fees. Lender may collect fees and charges pursuant to paragraph 7 and for late payments.

9. Grounds for Acceleration of Debt.

(a) Default. Lender may, in the case of payment defaults, require immediate payment in full of all sums secured by this Security Instrument if:

(i) Borrower defaults by failing to pay in full any monthly payment required by this Security Instrument or due under the Note and such failure continues beyond ten (10) days from the due date., or

(ii) Borrower defaults by failing, for a period of ten days after written notice from Lender, to perform any other obligations contained in this Security Instrument.

(b) Sale Without Lender Approval. Lender shall require immediate payment in full of all sums secured by this Security Instrument if all or part of the Property, or a beneficial interest in a trust owning all or part of the Property, is sold or otherwise transferred (other than by devise or descent), and

(c) No Waiver. If circumstances occur that would permit Lender to require immediate payment in full, but Lender does not require such payments, Lender does not waive its rights with respect to subsequent events.

10. Reinstatement. Borrower has a right to be reinstated if Lender has required immediate payment in full because of Borrower’s failure to pay an amount due under the Note or this Security Instrument. This right applies even after foreclosure proceedings are instituted. To reinstate the Security Instrument, Borrower shall tender in a lump sum all amounts required to bring Borrower’s account current including, to the extent they are obligations of Borrower under this Security Instrument, foreclosure costs and reasonable and customary attorneys’ fees and expenses properly associated with the foreclosure proceeding. Upon reinstatement by Borrower, this Security Instrument and the obligations that it secures shall remain in effect as if Lender had not required immediate payment in full. However, Lender is not required to permit reinstatement if: (i) Lender has accepted reinstatement after the commencement of foreclosure proceedings within two years immediately preceding the commencement of a current foreclosure proceeding, (ii) reinstatement will preclude foreclosure on different grounds in the future, or (iii) reinstatement will adversely affect the priority of the lien created by this Security Instrument.

11. Borrower Not Released; Forbearance By Lender Not a Waiver. Extension of the time of payment or modification of amortization of the sums secured by this Security Instrument granted by Lender to any successor in interest of Borrower shall not operate to release the liability of the original Borrower or Borrower’s successor in interest. Lender shall not be required to commence proceedings against any successor in interest or refuse to extend time for payment or otherwise modify amortization of the sums secured by this Security Instrument by reason of any demand made by the original Borrower or Borrower’s successors in interest. Any forbearance by Lender in exercising any right or remedy shall not be a waiver of or preclude the exercise of any right or remedy.

12. Successors and Assigns Bound; Joint and Several Liability; Co-Signers. The covenants and agreements of this Security Instrument shall bind and benefit the successors and assigns of Lender and Borrower, subject to the provisions of paragraph 9(b). Borrower’s covenants and agreements shall be joint and several. Any Borrower who co-signs this Security Instrument but does not execute the Note: (a) is co-signing this Security Instrument only to mortgage, grant and convey that Borrower’s interest in the Property under the terms of this Security Instrument; (b) is not personally obligated to pay the sums secured by this Security Instrument; and (c) agrees that Lender and any other Borrower may agree to extend, modify, forbear or make any accommodations with regard to the terms of this Security Instrument or the Note without that Borrower’s consent.

13. Notices. Any notice to Borrower provided for in this Security Instrument shall be given by delivering it or by mailing it by first class mail unless applicable law requires use of another method. The notice shall be directed to the Property Address or any other address Borrower designates by notice to Lender. Any notice to Lender shall be given by first class mail to Lender’s address stated herein or any address Lender designates by notice to Borrower. Any notice provided for in this Security Instrument shall be deemed to have been given to Borrower or Lender when given as provided in this paragraph.

14. Governing Law; Severability. This Security Instrument shall be governed by the laws of Florida and the local laws of the jurisdiction in which the Property is located. In the event that any provision or clause of this Security Instrument or the Note conflicts with applicable law, such conflict shall not affect other provisions of this Security Instrument or the Note which can be given effect without the conflicting provision. To this end the provisions of this Security Instrument and the Note are declared to be severable.

15. Borrower’s Copy. Borrower shall be given one conformed copy of the Note and of this Security Instrument.

16. Hazardous Substances. Borrower shall not cause or permit the presence, use, disposal, storage, or release of any Hazardous Substances on or in the Property. Borrower shall not do, nor allow anyone else to do, anything affecting the Property that is in violation of any Environmental Law. The preceding two sentences shall not apply to the presence, use, or storage on the Property of small quantities of Hazardous Substances that are generally recognized to be appropriate to normal residential uses and to maintenance of the Property.

Borrower shall promptly give Lender written notice of any investigation, claim, demand, lawsuit or other action by any governmental or regulatory agency or private party involving the Property and any Hazardous Substance or Environmental Law of which Borrower has actual knowledge. If Borrower learns, or is notified by any governmental or regulatory authority, that any removal or other remediation of any Hazardous Substances affecting the Property is necessary, Borrower shall promptly take all necessary remedial actions in accordance with Environmental Law.

As used in this paragraph 16, “Hazardous Substances” are those substances defined as toxic or hazardous substances by Environmental Law and the following substances: gasoline, kerosene, other flammable or toxic petroleum products, toxic pesticides and herbicides, volatile solvents, materials containing asbestos or formaldehyde, and radioactive materials. As used in this paragraph 16, “Environmental Law” means federal laws and laws of the jurisdiction where the Property is located that relate to health, safety or environmental protection.

17. Assignment of Rents. Borrower unconditionally assigns and transfers to Lender all the rents and revenues of the Property. Borrower authorizes Lender or Lender’s agents to collect the rents and revenues and hereby directs each tenant of the Property to pay the rents to Lender or Lender’s agents. However, prior to Lender’s notice to Borrower of Borrower’s breach of any covenant or agreement in the Security Instrument and Borrower’s failure to cure within the applicable grace period or cure period, Borrower shall have the right to collect and receive all rents and revenues of the Property. This assignment of rents constitutes an absolute assignment and not an assignment for additional security only.

If Lender gives notice of breach to Borrower: (a) all rents received by Borrower shall be held by Borrower as trustee for benefit of Lender only, to be applied to the sums secured by the Security Instrument; (b) Lender shall be entitled to collect and receive all of the rents of the Property; and (c) each tenant of the Property shall pay all rents due and unpaid to Lender or Lender’s agent on Lender’s written demand to the tenant.

Borrower has not executed any prior assignment of the rents and has not and will not perform any act that would prevent Lender from exercising its rights under this paragraph 17.

Lender shall not be required to enter upon, take control of or maintain the Property before or after giving notice of breach to Borrower. However, Lender or a judicially appointed receiver may do so at any time there is a breach. Any application of rents shall not cure or waive any default or invalidate any other right or remedy of Lender. This assignment of rents of the Property shall terminate when the debt secured by the Security Instrument is paid in full.

18. Foreclosure Procedure. If Lender requires immediate payment in full under paragraph 9, Lender may foreclose this Security Instrument by judicial proceeding. Lender shall be entitled to collect all expenses incurred in pursuing the remedies in this paragraph 18, including, but not limited to, reasonable attorneys’ fees and costs of title evidence.

19. Release. Upon payment of all sums secured by this Security Instrument, Lender shall release this Security Instrument. Borrower shall pay any recordation costs and Lender’s cost to prepare documents for recordation.

20. Attorneys’ Fees. As used in this Security Instrument and the Note, “attorneys’ fees” shall include any attorneys’ fees awarded by an appellate court.

BY SIGNING BELOW, Borrower accepts and agrees to the terms contained in this Security Instrument and in any rider(s) executed by Borrower and recorded with it.

BORROWER:

Assisted 4 Living Consulting, LLC,
WITNESSES:		a Florida limited liability company

		By:	/s/ Louis Collier
	/s/ John Krusoe		Louis Collier as the CEO & President
Witness Printed Name:	John A. Krusoe

/s/ Diane Harden
Witness Printed Name:	Diane Harden

STATE OF FLORIDA

COUNTY OF MANATEE

The foregoing instrument was acknowledged before me by means of [X] physical presence or [ ] online notarization this 12th day of November, 2021 by Louis Collier as the Chief Executive Officer & President of Assisted 4 Living Consulting, LLC, a Florida limited liability company, who is personally known to me or who has produced ____ as identification.

(Seal)	/s/ Janet Huffman
Janet Huffman
Notary Public

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